AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                         ON MAY 20, 1997

                                            REGISTRATION NO. 333-22899
======================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                         ---------------

                         AMENDMENT NO. 2

                                TO

                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                         ---------------

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
      (Exact name of registrant as specified in its charter)

                         ---------------

            Delaware                            13-1024020
 (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)           Identification No.)

                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               NICHOLAS J. CAMERA, VICE PRESIDENT,
                   GENERAL COUNSEL & SECRETARY
             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                   1271 Avenue of the Americas
                     New York, New York 10020
                           212-399-8000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ---------------

     The Commission is requested to mail signed copies of all orders, notices and communications to:

 Theodore H. Paraskevas, Esq.                 Barry Fox, Esq.
    The Interpublic Group                    Cleary, Gottlieb,
      of Companies, Inc.                     Steen & Hamilton
 1271 Avenue of the Americas                 One Liberty Plaza
   New York, New York 10020               New York, New York 10006
         212-399-8000                           212-225-2000

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                         ---------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         ---------------

                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
Title
of each                          Proposed     Proposed
class of                         maximum      maximum
securities                       offering     aggregate       Amount of
to be            Amount to       price        offering        registration
registered       be registered   per share    price           fee
--------------------------------------------------------------------------
Common Stock,
 par value
$.10 per share   700,430 shares  $49.9375(1)  $34,977,723(1)  $10,599(2)
--------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities
    Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on March 4, 1997.

(2) A registration fee of $10,817 was previously paid by the Interpublic Group of Companies, Inc. to the Commission in connection with the registration of 714,797 shares of common stock, par value $.10 per share, under the original filing of a Registration Statement on Form S-3 (File No. 333-22899) on March 6, 1997.

                         ---------------

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective
Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall
thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
======================================================================

***********************************************************************
*  Information contained herein is subject to completion or           *
*  amendment. A registration statement relating to these securities   *
*  has been filed with the Securities and Exchange Commission. These  *
*  securities may not be sold nor may offers to buy be accepted       *
*  prior to the time the registration statement becomes effective.    *
*  This prospectus shall not constitute an offer to sell or the       *
*  solicitation of an offer to buy nor shall there be any sale of     *
*  these securities in any State in which such offer, solicitation    *
*  or sale would be unlawful prior to registration or qualification   *
*  under the securities laws of any such State.                       *
***********************************************************************



            Subject to Completion, Dated May 20, 1997


Prospectus

                          700,430 Shares

             THE INTERPUBLIC GROUP OF COMPANIES, INC.

                   Common Stock, $.10 par value

      All of the shares of Common Stock, $.10 par value per share (the "Common Stock"), of The Interpublic Group of Companies, Inc. (the "Company") offered hereby, are being sold by certain stockholders of the Company identified herein (collectively, the "Selling Stockholders"). The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "IPG." On May 16, 1997, the last reported sale price of the Common Stock on the NYSE was $59 per share. See "Price Range of Common Stock." The Company has listed the Common Stock to which this Prospectus relates on the NYSE.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Company has agreed to bear certain expenses (excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders, estimated to be approximately $38,000. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


           The date of this Prospectus is May 20, 1997.

                      AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of which this Prospectus forms a part, as well as such reports, proxy statements and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of this material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants who file electronically with the Commission. In addition, the Common Stock of the Company is listed on the NYSE and the aforementioned material can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed the Registration Statement with the Commission in Washington, D.C. with respect to the Common Stock offered hereby. This Prospectus constitutes a part of the Registration Statement and does not contain all the information set forth therein, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Any statements contained herein concerning the provisions of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits thereto.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated and made a part of this Prospectus by reference, except as superseded or modified herein:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the Amendment to such Report filed on Form 10-KA on May 20, 1997;

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

      3.   The Company's Proxy Statement dated and filed on
April 18, 1997 and the Amendment thereto dated and filed on May 6, 1997;

      4.   The Company's Current Reports on Form 8-K filed on
March 10, 1997 and April 7, 1997; and

      5. The description of the Common Stock contained in its registration statements on Form 8-A, dated June 29, 1971 and October 8, 1975, respectively, as amended on Forms 8, dated February 24, 1983, June 12, 1984, September 13, 1984, June 25,
1985, July 15, 1987 and May 19, 1988, and the description of the Rights currently traded with the Common Stock contained in the Company's registration statement on Form 8-A, dated August 1, 1989, and amended on a Form 8, dated October 3, 1989, filed under Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the date of filing of such documents, except that the information required by Item 402 (i), (k) and (l) of Regulation S-K under the Securities Act and included in any such document is not incorporated herein. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in a subsequently filed document, that also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to herein under the caption "Incorporation of Certain Documents by Reference" which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Prospectus. Requests for such copies should be directed to Nicholas J. Camera, Esq., Vice President, General Counsel and Secretary, The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, New York 10020 (telephone: (212) 399-8000).

                           THE COMPANY

           The principal executive offices of the Company are located at 1271 Avenue of the Americas, New York, New York 10020
(telephone: (212) 399-8000).

                         USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Common Stock offered hereby. See "Selling Stockholders."

                   PRICE RANGE OF COMMON STOCK

      Since January 1, 1995, the high and low closing sales prices of the Company's Common Stock, as reported on the NYSE, have been as follows:

By Fiscal Quarters                 High             Low
------------------                 ----             ---

1995
First Quarter                    $37 3/8          $31 3/4

Second Quarter                    39 3/8           35
Third Quarter                     40 1/8           35 1/2
Fourth Quarter                    43 3/8           37 3/8

1996
First Quarter                     47 1/4           39 5/8
Second Quarter                    50 1/4           44 7/8
Third Quarter                     48 1/2           41 3/4
Fourth Quarter                    50 1/8           44 1/8

1997
First Quarter                     55 1/4           47
Second Quarter

 (through May 16, 1997)           59 1/8           52 5/8

      The last sale price of the Common Stock on the NYSE on May 16, 1997, was $59 per share.

                       SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the Selling Stockholders, including (i) the name of each Selling Stockholder, (ii) the number of shares of Common Stock owned by such Selling Stockholder prior to the offering,
(iii) the maximum number of shares of such Common Stock to be offered by such Selling Stockholder hereby and (iv) the number of shares of Common Stock to be owned by such Selling Stockholder assuming all of the shares of such Selling Stockholder covered by this Prospectus are distributed in the offering. No Selling Stockholder owns one percent (1%) or more of the Company's issued and outstanding Common Stock. Because the Selling Stockholders or their transferees may offer all, a portion or none of the Common Stock offered pursuant to this Prospectus, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders upon termination of the offering. See "Plan of Distribution."

                                                          Number of
                                                          Shares to
                                                           be Owned
                               Number                         After
                            of Shares       Maximum        Offering
                         Beneficially        Number        Assuming
                                Owned     of Shares      All Shares
Name of Selling              Prior to         to be     Offered are
Stockholder (1)          the Offering       Offered     Distributed
---------------          ------------       -------     -----------

Howard C. Draft               611,191        83,000         528,191

Daniel E. Ginsburg            458,025        90,237         367,788

Richard E. Meyers              60,315        13,223          47,092

Yvonne Furth                   46,911        10,284          36,627

David Florence                 46,911        10,284          36,627

Donald Zuckert                 40,210         8,815          31,395

Bruce Rodin                    40,210         8,815          31,395

Eike Wolff                     26,806         5,877          20,929

Volker Schone                  26,806         5,877          20,929

Kevin McKenna                  20,105         4,408          15,697

Jerry Reitman                  13,403         2,938          10,465

Peter M. Davis                 13,403         2,938          10,465

Gaye A. Sussman                 6,701         1,469           5,232

Carol Stewart Gulyas            6,701         1,469           5,232

Sanford Moltz                   6,701         1,469           5,232

Sidney C. Liebenson             6,701         1,469           5,232

Emily Soell                     6,701         1,469           5,232

Ellen A. Miller                 4,691         1,028           3,663

Sheldon Karon                   3,350           734           2,616

Jeff Lerner                     3,350           734           2,616

Ana Lee                         3,350           734           2,616

                                                          Number of
                                                          Shares to
                                                           be Owned
                               Number                         After
                            of Shares       Maximum        Offering
                         Beneficially        Number        Assuming
                                Owned     of Shares      All Shares
Name of Selling              Prior to         to be     Offered are
Stockholder (1)          the Offering       Offered     Distributed
---------------          ------------       -------     -----------

Jackie Mallon                   3,350           734           2,616

Ann Hughes                      3,350           734           2,616

Francesca Sorge                 1,340           294           1,046

Herbert Fiedler                 1,340           294           1,046

Moira Sullivan                    670           147             523

Kevin Edwards                     670           147             523

Annette Donnelly                  670           147             523

Saatchi & Saatchi
 North America, Inc.          441,398        96,765         344,633

Lawrence and
 Dawn Weber,
 as tenants by
 the entirety             330,664 (2)       185,999         144,665

John Diefenbach                88,674        44,337          44,337

John Elkins                    55,421        27,710          27,711

Claude Salzberger              25,493        12,746          12,747

James Cerruti                  16,626         8,313           8,313

Jan Samzelius                  16,626         8,313           8,313

Carter Lee                      6,650         3,325           3,325

Robert Kahn                     1,116           558             558

Angelika Preston                  949           475             474

Kay Breakstone                  9,629         8,666             963

Kay Breakstone
 (a/c RG)                         139           125              14

Kristin Anderson                  254           229              25

Alan Bromley                      123           111              12

Erin Burke                      3,458         3,112             346

Lynn Cappelleri                   138           124              14

                                                          Number of
                                                          Shares to
                                                           be Owned
                               Number                         After
                            of Shares       Maximum        Offering
                         Beneficially        Number        Assuming
                                Owned     of Shares      All Shares
Name of Selling              Prior to         to be     Offered are
Stockholder (1)          the Offering       Offered     Distributed
---------------          ------------       -------     -----------

Cyndy Cesena                      212           191              21

Marina Echaverria                  62            56               6

Laura Giadorou                    371           334              37

James Leviton                     150           135              15

Cathleen Mayrose                  310           279              31

Tatania Snowden                    76            68               8

Kelly Tapis                        76            68               8

Peter Warwick                      93            84               9

Robert Dion(3)                     15            15               0

Rosalinde Estes(3)                473           473               0

Fred Goldberg(3)               14,071        14,071               0

Tim Hannell(3)                    473           473               0

Camille Johnson(3)                977           977               0

Michael Massaro(3)              2,207         2,207               0

Catrina McAuliffe(3)              946           946               0

Michael Moser(3)                9,462         9,462               0

Michael Murphy(3)                  53            53               0

Dennis O'Rourke(3)                946           946               0

Tanya Stringham(3)                 16            16               0

Dave Woodside(3)                  946           946               0

Richard L. Greene,
 as trustee of
 Robin Goldberg
 Irrevocable
 Trust(3) (4)                   3,942         3,942               0

                                                          Number of
                                                          Shares to
                                                           be Owned
                               Number                         After
                            of Shares       Maximum        Offering
                         Beneficially        Number        Assuming
                                Owned     of Shares      All Shares
Name of Selling              Prior to         to be     Offered are
Stockholder (1)          the Offering       Offered     Distributed
---------------          ------------       -------     -----------

Richard L. Greene,
 as trustee of
 Susanne Goldberg
 Irrevocable
 Trust(3) (4)                   3,942         3,942               0

Goldberg Moser
 O'Neill                           80            70              10

Total                       2,501,189       700,430       1,800,759

(1) Except otherwise noted in footnote (2) below and other than Saatchi & Saatchi North America, Inc., Donald Zuckert, Bruce Rodin, Kevin McKenna, Jerry Reitman, Sheldon Karon, Jeff Lerner and Jackie Mallon, each Selling Stockholder is an employee or officer of a majority-owned subsidiary of the Company.


(2)   Includes 82,666 shares Lawrence Weber owns individually.
      The shares that are being registered are the shares owned by Lawrence Weber and Dawn Weber, as tenants by the entirety.


(3) Each such Selling Stockholder is an affiliate, employee or former employee of Goldberg Moser O'Neill (or an affiliate of the foregoing), of which the Company owns a 49% interest.

(4)   These shares are held in irrevocable trust.

                       PLAN OF DISTRIBUTION

      The Company has not been advised by the Selling Stockholders as to any plan of distribution. Distribution of the Common Stock by the Selling Stockholders, or by pledgees, donees (including charitable organizations), transferees or other successors in interest, may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the NYSE in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange, (ii) in the over-the-counter market, or
(iii) in transactions otherwise than on such exchange or in the over-the-counter market, or in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of the Common Stock for whom they may act as agent. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                          LEGAL MATTERS

      The validity of the Common Stock being offered hereby will be passed upon for the Company by Nicholas J. Camera, Esq., Vice
President, General Counsel and Secretary of the Company.

                             EXPERTS

      The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of The Interpublic Group of Companies, Inc. for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, expected to be incurred by the Registrant are as follows:

      Filing fee of Securities and Exchange
       Commission relating to registration
       statement                                        $10,817
      Charges of transfer agent and registrar                 0
      Printing and preparation of
       registration statement, prospectus, etc.               0
      Fee of counsel for the Registrant,
       Cleary, Gottlieb, Steen & Hamilton                15,000
      Fee of accountants, Price Waterhouse LLP           10,000
      Miscellaneous                                       2,000
                                                          -----
      Total                                             $37,817



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The same Section also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, the Section states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      The Company's bylaws contain specific authority for indemnification by the Company of current and former directors, officers, employees or agents of the Company on terms that have been derived from Section 145 of Title 8 of the Delaware Code.

      The Company maintains policies of insurance under which the company and its directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against the Company or any director or officer of the Company by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in their respective capabilities.

ITEM 16.  EXHIBITS.

Exhibit
Number    Description
------    -----------
4.1* The Certificate of Incorporation of The Interpublic Group of Companies, Inc., incorporated by reference herein from
          Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

4.2* By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

5* Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock registered hereunder.

23.1      Consent of Price Waterhouse LLP.

23.2*     Consent of Nicholas J. Camera, Esq. (included in Exhibit
          Number 5).

24*       Power of Attorney


--------
*  Filed previously.



ITEM 17.  UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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      (d) The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

                            SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of May, 1997.


                          THE INTERPUBLIC GROUP OF COMPANIES, INC.
                          (Registrant)


                          By:  /s/ Nicholas J. Camera
                             ---------------------------------
                             Nicholas J. Camera
                             Vice President, General Counsel
                             and Secretary




      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on May 20, 1997.


SIGNATURE                    TITLE
---------                    -----

/s/Philip H. Geier, Jr.*     Chairman of the Board and President
------------------------     (Principal Executive Officer)

/s/Eugene P. Beard*          Vice Chairman - Finance and Operations
------------------------     (Principal Financial Officer and Director)

/s/Joseph Studley*           Vice President and Controller
------------------------     (Principal Accounting Officer)

/s/Frank J. Borelli*         Director
------------------------

/s/Reginald K. Brack*        Director
------------------------

/s/Jill M. Considine*        Director
------------------------

/s/John J. Dooner, Jr.*      Director
------------------------

/s/Frank B. Lowe*            Director
------------------------

/s/Leif H. Olsen*            Director
------------------------

/s/Martin F. Puris*          Director
------------------------

/s/Allen Questrom*           Director
------------------------

/s/J. Phillip Samper*        Director
------------------------




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


/s/Joseph J. Sisco*          Director
------------------------




*  By: /s/Nicholas J. Camera
      ---------------------------------
       Nicholas J. Camera
       Vice President, General Counsel
       and Secretary

Exhibit
Number    Description
------    -----------
4.1* The Certificate of Incorporation of The Interpublic Group of Companies, Inc., incorporated by reference herein from
          Exhibit 3(i) to Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

4.2* By-laws of The Interpublic Group of Companies, Inc., incorporated by reference herein from Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990.

5* Opinion of Nicholas J. Camera, Esq. as to the legality of the shares of Common Stock registered hereunder.

23.1      Consent of Price Waterhouse LLP.

23.2*     Consent of Nicholas J. Camera, Esq. (included in Exhibit
          Number 5).

24*       Power of Attorney


--------
*  Filed previously.




                                15



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